Exhibit 21.1

                              List of Subsidiaries

The following is a list of subsidiaries of Zeolite Exploration Company as of March 31, 2006:

Name of Subsidiary                                 Jurisdiction of Incorporation
------------------                                 -----------------------------

Faith Bloom Limited                                British Virgin Islands